EXHIBIT 10.28

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

PSAW-001
PACIFIC ENERGY DEVELOPMENT CORP.
WARRANT
FOR THE PURCHASE OF
SERIES A CONVERTIBLE PREFERRED STOCK

1. Issuance.  For value received, the receipt of which is hereby acknowledged by Pacific Energy Development Corp., a Nevada corporation (the “Company”), Global Venture Investments LLC, or registered assigns (the “Holder”), is hereby granted the right to purchase, at any time until the close of business on October 31, 2014 (the “Expiration Date”), FOUR HUNDRED EIGHTY THOUSAND (480,000) fully paid and nonassessable shares of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”), at an exercise price of $0.75 per share (the “Exercise Price”).

2. Procedure for Exercise.  Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Preferred Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Preferred Stock so purchased.  This Warrant may be exercised in whole or in part.

(a) Net Issues Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise Form and notice of such election in which event the Company shall issue to the Holder a number of shares of Preferred Stock computed using the following formula:

X =	Y (A-B)
A

Where	X =	the number of shares of Preferred Stock to be issued to the Holder

Y =
the number of shares of Preferred Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Company’s Preferred Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Preferred Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Common Stock at the time of such exercise and the Triggering Event has occurred (defined below), the fair market value per share shall be equal to the average of the closing bid and asked prices of the Preferred Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Preferred Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Preferred Stock is listed, whichever is applicable, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the five (5) trading days prior to the date of determination of fair market value.  Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be equal to the per share offering price to the public of the Company’s initial public offering.

For purposes of this Warrant, the “Triggering Event” shall be the earlier to occur of (x) the effectiveness of the Company’s first firm commitment underwritten public offering of its Common Stock under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), to occur following the issuance date of this Warrant, or (y) the date following the issuance date of this Warrant that is one (1) year and thirty (30) days following the date that the Company filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer a shell company, provided that the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and the Company has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding such date.

3. Reservation of Shares.  The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of Preferred Stock as shall be required for issuance upon exercise hereof (the “Warrant Shares”).  Any shares issuable upon exercise of this Warrant will be duly and validly issued, fully paid and free of all liens and charges and not subject to any preemptive rights.

4. Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. No Rights as Shareholder.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6. Effect of Certain Transactions

6.1 Adjustments for Stock Splits, Stock Dividends Etc.  If the number of outstanding shares of Preferred Stock of the Company are increased or decreased by a stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares purchasable by exercise of this Warrant to (ii) the total number of shares outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares issuable pursuant to this Warrant shall remain unchanged.

6.2 Expiration Upon Certain Transactions.  If at any time the Company plans to sell all or substantially all of its assets or engage in a merger or consolidation of the Company in which the Company will not survive and in which holders of the Preferred Stock will receive consideration at or above the Exercise Price, as adjusted (other than a merger or consolidation with or into a wholly- or partially-owned subsidiary of the Company), the Company will give the Holder of this Warrant advance written notice.  Upon the occurrence of any such event, this Warrant shall automatically be deemed to be exercised in full without any action required on the part of the Holder.

6.3 Adjustments for Reorganization, Mergers, Consolidations or Sales of Assets.  If at any time there is a capital reorganization of the Preferred Stock (other than a recapitalization, combination, or the like provided for elsewhere in this Section 6) or merger or consolidation of the Company with another corporation (other than one covered by Section 6.2), or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant (and only to the extent this Warrant is exercised), the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Preferred Stock, or other securities, deliverable upon the exercise of this Warrant would otherwise have been entitled on such capital reorganization, merger, consolidation or sale.  In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6 (including adjustment of the Exercise Price then in effect and number of Warrant Shares purchasable upon exercise of this Warrant) which shall be applicable after such events.

6.4 Mandatory Conversion of Preferred Stock.  In the event that all of the issued and outstanding shares of Preferred Stock are converted into shares of Common Stock (the date of such event, the “Conversion Date”), then, as of the Conversion Date and with no action required on the part of the Company or the Holder, this Warrant shall automatically be deemed to be amended to provide that upon its exercise, and in lieu of receiving shares of Preferred Stock, the Holder shall instead be entitled to that number of shares of Common Stock that the Holder would have received had this Warrant been exercised and the Preferred Stock issued upon such exercise been converted into shares of Common Stock.

7. Transfer to Comply with the Securities Act.  This Warrant has not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and has been issued to the Holder for investment and not with a view to the distribution of either this Warrant or the Warrant Shares.  Neither this Warrant nor any of the Warrant Shares or any other security issued or upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act.  Each certificate for this Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

8. Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage pre-paid.  Any such notice shall be deemed given when so delivered personally, or if mailed, two days after the date of deposit in the United States mails, as follows:

If to the Company, to:

Pacific Energy Development Corp.
4125 Blackhawk  Plaza Circle, Suite 201A
Danville, CA 94506
Attention:  Chief Executive Officer and General Counsel

With a copy to:

TroyGould PC
1801 Century Park East, 16th Floor
Los Angeles, CA 90067
Attention:  Lawrence P. Schnapp, Esq.
If to the Holder, to his address appearing on the Company’ records.

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

9. Supplements and Amendments; Whole Agreement.  Except as provided for in Section 6.4, this Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

10. Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

11. Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

13. Assignability.  This Warrant or any part hereof may only be hereafter assigned by the Holder to an affiliate thereof executing documents reasonably required by the Company.  Any such assignment shall be binding on the Company and shall inure to the benefit of any such assignee.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of October 31, 2011.

PACIFIC ENERGY DEVELOPMENT CORP.

By:/s/ Clark R. Moore
Name: Clark R. Moore
Title: Executive Vice President and General Counsel

HOLDER

GLOBAL VENTURE INVESTMENTS LLC

By:/s/ Frank C. Ingriselli
Name: Frank C. Ingriselli Title: President and CEO

NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of ______________, 2011 to purchase _____________ shares of the Preferred Stock of Pacific Energy Development Corp., and (x) tenders herewith payment in accordance with the first paragraph of Section 2 of the Warrant or (y) elects to exercise the Warrant for the purchase of _______ shares of Preferred Stock, pursuant to the provisions of Section 2(a) of the Warrant.

Please deliver the stock certificate to:

______________________________________

______________________________________

______________________________________

Dated: ___________________

By:_______________________